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                                                                    EXHIBIT 8(p)


September 15, 1988

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts 02171

Gentlemen:

     Reference is made to the Custodian Agreement dated December 27, 1978, as amended (the "Custodian Agreement"), between Institutional Liquid Assets (the "Fund") and State Street Bank and Trust Company ("State Street"). Terms used herein which are defined in the Custodian Agreement have the same meaning herein as in the Custodian Agreement.

     The purpose of this letter is to confirm our understanding that the Custodian Agreement is amended as of the date first written above by adding a new sentence to the end of (S)3D, reading in full as follows:

          "State Street, each agent appointed pursuant to (S)8A hereof and each sub-custodian appointed pursuant to (S)8B hereof may deposit all or any part of the securities held by it hereunder and eligible therefor in a clearing agency covered by Rule 17f-4(b) under the 1940 Act; provided that (y) clauses (a), (b), (c), (d) and (e) of this (S)3D shall be deemed applicable to the same extent as if such clearing agency was a book entry system as referred to in the preceeding sentence and (z) no such deposit in a clearing agency may be made prior to the express written approval by the Fund of such clearing agency which approval may be subject to such conditions as the fund may from time to time determine."

          Please confirm your agreement to the foregoing by executing and returning the enclosed copy of this letter.

                                    Very truly yours,

                                    INSTITUTIONAL LIQUID ASSETS


                                    By:   E. J. Whitman
                                          -----------------------------
                                    As its:  President
                                             --------------------------

Agreed, this 19th, day of December, 1988
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STATE STREET BANK AND TRUST COMPANY
By:       John Ricciuti                 T. E. Swedlund
          -----------------------       --------------------------
As its:  Assistant Vice President       Vice President
         ------------------------       --------------------------